Exhibit 99.1

News Release

Contact:	Brian W. Wingard Treasurer (814) 765-9621 FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION ANNOUNCES COMPLETION OF “AT-THE-MARKET”

OFFERING OF COMMON STOCK

Clearfield, Pennsylvania – February 15, 2017

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, announces that it successfully completed an at-the-market common stock issuance. A total of 834,896 shares of CNB’s common stock were sold at a weighted average price of approximately $23.96, representing gross proceeds to CNB of approximately $20.0 million. Net proceeds from the transaction, after the sales commission and other expenses, are expected to be approximately $19.3 million, which will be used for general corporate purposes, including loan growth, additional liquidity, and working capital. CNB entered into an At Market Issuance Sales Agreement with Keefe, Bruyette & Woods, a Stifel Company, who acted as the distribution agent in connection with the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. You may obtain copies of the prospectus supplement and accompanying prospectus related to the offering without charge by visiting the SEC’s website at www.sec.gov, or from Keefe, Bruyette & Woods, 787 Seventh Avenue, 4th Floor, New York, NY 10019 (telephone 800.966.1559).

About CNB Financial Corporation and CNB Bank

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.6 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of financial activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, three loan production offices, and 31 full-service offices in Pennsylvania and northeast Ohio, including ERIEBANK, a division of CNB Bank. Additionally, nine full-service offices and one loan production office in central Ohio conduct business as FCBank, a division of CNB Bank, and a loan production office in Buffalo, New York conducts business as Bank on Buffalo, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the completion of the at-the-market offering. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.